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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                      October 21, 2005 (October 19, 2005)

                              CONCORD CAMERA CORP.
                  ------------------------------------------
             (Exact name of registrant as specified in its charter)



       New Jersey                                        13-3152196
----------------------------                        ----------------------
(State or other jurisdiction                           (I.R.S. Employer
 of incorporation)                                  Identification Number)

                                     0-17038
                                     -------
                            (Commission File Number)


    4000 Hollywood Boulevard, 6th Floor North Tower, Hollywood, Florida 33021
    -------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (954) 331-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   / / Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   / / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   / / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   / / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 19, 2005, Concord Camera HK Limited ("CCHK"), a wholly owned subsidiary of Concord Camera Corp. (the "Company"), accepted a proposal from The Hongkong and Shanghai Banking Corporation Limited ("HSBC") dated September 20, 2005 (the "September Agreement") to renew the existing demand financing facilities available to CCHK.

As previously disclosed in the Company's periodic reports, on February 24, 2005, CCHK accepted a proposal from HSBC dated January 21, 2005 (the "January Agreement") that, among other things, reduced CCHK's borrowing capacity under the import facility from approximately $24 million to approximately $14 million. The January Agreement provided CCHK an aggregate of approximately $15.9 million in borrowing capacity comprising the $14 million import facility described above and a foreign exchange facility of approximately $1.9 million.

The September Agreement provides CCHK with an aggregate of approximately $9.6 million in total borrowing capacity, comprising an import facility reduced from the $14 million available under the January Agreement to $7.7 million and an unchanged $1.9 million foreign exchange facility. Under the September Agreement, CCHK also agreed to provide HSBC with security over cash deposits in the amount of $2 million. All other material terms of the September Agreement remained unchanged from the terms of the January Agreement.

Substantially all of CCHK's assets secure the demand financing facilities. The Company guarantees all of the amounts under the facilities. The demand financing facilities are denominated in Hong Kong Dollars and bear interest at variable rates, as follows: 1.75% over the Hong Kong Interbank Offered Rate on import loans denominated in Hong Kong Dollars and 1.75% over the Singapore Interbank Offered Rate for transactions denominated in currency other than the Hong Kong Dollar. Pursuant to a Capitalization and Subordination Agreement and a Subordination Agreement between the Company and CCHK each dated as of March 31, 2005 (the "March Agreements" and together with the January Agreement and the September Agreement, the "Agreements"), the Company, HSBC and CCHK agreed to subordinate approximately $20 million in inter-company payables from CCHK to the Company to any amounts that CCHK owes HSBC or that CCHK may in the future owe to HSBC.

A copy of each of the January Agreement, the March Agreements and the September Agreement is attached hereto and incorporated herein by reference. In case of any inconsistency between the discussion of the terms of the Agreements provided herein and the provisions of the attached Agreements, the provisions of the Agreements shall govern.

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ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

         (d) Exhibits.

Exhibit      Description
No.          of Exhibit
---          ----------

10.1 Letter agreement between HSBC and CCHK, dated January 21, 2005, relating to the provision of certain banking facilities and the guarantee of same by the Company

10.2 Capitalization and Subordination Agreement dated as of March 31, 2005 between the Company and CCHK

10.3 Subordination Agreement dated as of March 31, 2005 between the Company and CCHK

10.4 Letter agreement between HSBC and CCHK, dated September 20, 2005, relating to the provision of certain banking facilities and the guarantee of same by the Company


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          CONCORD CAMERA CORP.


Date:  October 21, 2005                   By:    /s/ Alan Schutzman
                                             ----------------------------------
                                              Alan Schutzman,
                                              Senior Vice President,
                                                General Counsel and Secretary



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